UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer
San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of BIOLASE Technology Inc. (the “Company”) approved the terms of a new employment agreement (the “Employment Agreement”) entered into between the Company and Jeffrey W. Jones, Vice Chairman of the Board and Chief Technology Officer. The Agreement replaces an earlier employment agreement dated December 12, 2003 between the Company and Mr. Jones which expired by its terms on December 31, 2005.

Under the terms of the Employment Agreement, Mr. Jones’ employment is at will and not for a specific term, and may be terminated at any time by either the Company or him, with or without cause, as defined in the Employment Agreement. If Mr. Jones’ employment is terminated other than for cause or he resigns for good reason, Mr. Jones will be entitled to receive severance pay in an amount equal to one year of annual base salary.

Under the terms of the Employment Agreement, Mr. Jones receives a base annual salary of not less than $250,000. In addition, Mr. Jones is entitled to earn an annual performance bonus of $100,000, based on the achievement of certain criteria established by the Company’s Board of Directors, of which $42,000 is guaranteed. Mr. Jones’ base salary is being reduced from $275,000 to $250,000 and his annual performance bonus is being reduced from $160,000 to $100,000. Mr. Jones is entitled to receive a housing allowance of $3,500 per month for expenses incurred in maintaining a residence in California in connection with his employment by the Company. The housing allowance will be deducted from any bonus he is entitled to receive. Mr. Jones is also entitled to receive an allowance for an automobile and related expenses, four weeks paid vacation per year, reimbursement of reasonable business expenses and other executive benefits.

On December 29, 2005, Mr. Jones received an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $8.11, which was the closing market price on December 29, 2005. The option expires ten years from the date of grant, subject to early termination should Mr. Jones cease to provide service to the Company. The terms of the option originally provided that the option would vest over a three-year period in equal quarterly increments. In connection with the option grant and in consideration for Mr. Jones executing a Resale Restriction Agreement (the “Restriction Agreement”) which restricts the sale of the underlying shares of common stock before such time as vesting of the option would otherwise have taken place, the Committee accelerated the vesting of the option and it became fully vested on the effective date.

Copies of the Employment Agreement and the Restriction Agreement between the Company and Mr. Jones are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Employment Agreement dated as of December 29, 2005 between BIOLASE Technology, Inc. and Jeffrey W. Jones.

10.2	Resale Restriction Agreement dated as of December 29, 2005 between BIOLASE Technology, Inc. and Jeffrey W. Jones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 10, 2006	BIOLASE TECHNOLOGY, INC.

	By:	/s/ Richard L. Harrison
Richard L. Harrison
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated as of December 29, 2005 between BIOLASE Technology, Inc. and Jeffrey W. Jones.

10.2	Resale Restriction Agreement dated as of December 29, 2005 between BIOLASE Technology, Inc. and Jeffrey W. Jones.